Exhibit 5.1

October 9, 2025

Board of Directors

U.S. Energy Corp.

1616 S. Voss, Suite 725,

Houston, Texas 77057

Re:	Resale Registration Statement on Form S-1 of U.S. Energy Corp.

Ladies and Gentlemen:

We have acted as counsel to U.S. Energy Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering for resale of up to 24,100,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), consisting of 223,141 shares of Common Stock (the “Commitment Shares”), and 23,876,859 shares of Common Stock, that the Company may sell, from time to time at its sole discretion, pursuant to the Purchase Agreement (defined below)(the “Purchase Shares” and together with the Commitment Shares, the “Shares”), for the account of the selling stockholder identified in the Registration Statement (the “Selling Stockholder”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, in connection with the Registration Statement.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Company’s Certificate of Incorporation, (ii) the Company’s Amended and Restated Bylaws, (iii) the Registration Statement (including the prospectus contained therein) and the exhibits thereto, (iv) certain resolutions adopted by the Board of Directors of the Company, (v) the Common Stock Purchase Agreement, dated as of October 9, 2025 by and between the Company and the Selling Stockholder which provides for the issuance of Common Stock (the “Purchase Agreement”), and (vi) such other certificates, instruments, agreements, and documents as we have considered necessary for purposes of this opinion letter. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement and, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (4) the Purchase Agreement constitutes a legal, valid and binding obligation of each such party (other than the Company), enforceable against it in accordance with its respective terms; and (5) in connection with each issuance of any Purchase Shares, the Company will duly execute and deliver a stock certificate evidencing the Purchase Shares or, with respect to any Purchase Shares issued on an uncertificated basis, the Company will comply with applicable laws regarding the documentation of uncertificated securities.

We have also assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Commitment Shares are validly issued, fully paid and non-assessable.

2.

The Purchase Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered against payment of the consideration therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated above with respect to the Shares.

We express no opinion as to the laws of any state or jurisdiction other than the State of Delaware and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Delaware law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision. The references and limitations to the laws of the “State of Delaware” include all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ The Loev Law Firm, PC